Exhibit 99.4

POWER OF ATTORNEY

Moscow	November the Sixteenth, Two Thousand and Nine

The open joint stock company RusHydro (JSC RusHydro, hereinafter referred to as the Company), with its place of business at: 51 Respubliki Street, Krasnoyarsk, Krasnoyarsk Territory, Principal State Registration Number 1042401810494, Taxpayer Identification Number 2460066195, Tax Registration Reason Code (KPP) 246001001, represented by acting Management Board Chairman Vasily A. Zubakin, passport series 45 06 No. 875927 issued by passport desk No. 2 of the Khamovniki interior department of Moscow on October 13, 2003, acting pursuant to the Company’s Articles of Association and the Company’s Order No. 338 of June 9, 2008 “On the Assignment of the Duties of the Management Board Chairman,” hereby authorizes:

Oleg Oksuzian, a Member of the Management Board, Executive Director for the Company’s Corporate Management, passport series 45 08 No. 101746 issued by the interior department of the Gagarinsky district of Moscow on November 19, 2005, registered at the address: 43 Leninsky prospect, apt. 275, Moscow, (hereinafter referred to as the Agent), in cases stipulated by the foreign legislation on securities, including the legislation of the United States of America on securities, and for the purposes of the Company’s compliance with foreign legislation, to perform the following acts on behalf of the Company:

1.	act on behalf of the Company in relations with foreign authorities and organizations;

2.	sign necessary statements, applications, and other documents, including the forms stipulated by the Securities and Exchange Commission of the United States of America to comply with the requirements and observe the provisions of the United States Securities Act of 1933;

3.	agree and approve any publications, advertisement messages prepared by the Company or on the Company’s behalf to comply with foreign legislation on securities;

4.	sign on the Company’s behalf any documents relating to the disclosure of information by the Company abroad, including in the United States of America;

5.	perform acts in fulfillment of the above documents and requirements of foreign legislation on securities.

6.	The above powers shall extend to the powers to sign on the Company’s behalf any addenda, amendments, appendixes and other documents that change or complement the above-mentioned acts or documents.

The powers under this Power of Attorney may not be transferred to other persons (may not be reassigned).

This Power of Attorney shall be valid until December the Thirty First, the year Two Thousand and Ten.

I hereby attach a specimen signature of O. Oksuzian:	/s/ O. Oksuzian

JSC RusHydro	/s/ V. A. Zubakin
Acting Management Board Chairman	V. A. Zubakin

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